EXHIBIT 99.1
Martha Stewart Living Omnimedia, Inc.
Announces Appointment of Jill A. Greenthal to the Board of Directors
NEW YORK, February 17, 2006. /PRNewswire-FirstCall/ — Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) today announced that its Board of Directors has voted to appoint Jill A. Greenthal as a member of the Board of Directors effective February 16, 2006.
Ms. Greenthal is currently a Senior Managing Director in the Corporate Advisory Services group at The Blackstone Group. She has advised and financed media companies for more than 20 years, working in all sectors of the business. Before joining Blackstone in 2003, Ms. Greenthal was Co-Head of the Global Media Group, Co-Head of the Boston office and a member of the Executive Board of Investment Banking at Credit Suisse First Boston. She was also Co-Head of the Boston office at Donaldson, Lufkin and Jenrette before it was acquired by CSFB. Prior to joining DLJ, Ms. Greenthal was Head of the Media Group at Lehman Brothers.
“We are extremely pleased to have attracted such an accomplished executive who brings significant expertise and industry knowledge to our Company,” said Charles Koppelman, Chairman of MSLO. “We look forward to working with Jill to build long-term shareholder value,” Mr. Koppelman added.
“I am honored to join the distinguished board of Martha Stewart Living Omnimedia,” said Ms. Greenthal. “This past year, MSLO has done a remarkable job expanding into various platforms. I look forward to helping them realize the many opportunities that lie ahead.”
Susan Lyne, President and Chief Executive Officer, stated: “Jill has a keen understanding of the media business and a great appreciation for our brand. Her skills and talents are the perfect complement to our existing board and management team as we continue to grow our business.”
Ms. Greenthal graduated as a member of The Academy from Simmons College and received an MBA from Harvard Business School. She also serves on the Investment Committee of Noble and Greenough School.
With the addition of Ms. Greenthal, MSLO’s board is comprised of eight members. Other members on the board include Charles A. Koppelman, Chairman of MSLO and Chairman and CEO of CAK Entertainment Co; Rick Boyko, Managing Director of the VCU Adcenter; Susan Lyne, President and CEO of MSLO; Thomas C. Siekman, formerly Of Counsel to Skadden, Arps, Slate, Meagher & Flom LLP and former Senior Vice President and General Counsel of Compaq Computer Corporation; Bradley E.

Singer, Chief Financial Officer and Treasurer of American Tower Corporation; Wenda Harris Millard, Chief Sales Officer of Yahoo! Inc.; and Michael Goldstein, former Toys “R” Us Chairman and CEO and Chairman of the Toys “R” Us Children’s Fund, Inc.
Martha Stewart Living Omnimedia, Inc. (MSLO) is a leading provider of original “how-to” information, inspiring and engaging consumers with unique lifestyle content and high-quality products. MSLO is organized into four business segments: Publishing, Television, Merchandising, and Internet/Direct Commerce. Martha Stewart Living Omnimedia, Inc. is listed on the New York Stock Exchange under the ticker symbol MSO.
We have included in this press release certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements can be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “potential” or “continue” or the negative of any of these terms or other comparable terminology. The Company’s actual results may differ materially from those projected in such statements for many reasons, including those discussed in the Company’s periodic and other filings with the Securities and Exchange Commission which are available at http://www.sec.gov. The Company is under no duty to update any forward-looking statement after the date of this release.
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